Exhibit A

JOINT FILING UNDERTAKING

     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agree that the Schedule 13D, and any amendments thereto, filed with respect to the beneficial ownership by the undersigned of the equity securities of Solexa, Inc., is being filed on behalf of each of the undersigned.

Dated: May 2, 2005

AMADEUS CAPITAL PARTNERS LP

By: /s/ H. Hauser
Name: Hermann Hauser
Title: Director

AMADEUS II A LP
By its Manager, Amadeus Capital Partners Limited

By: /s/ H. Hauser
Name: Hermann Hauser
Title: Director

AMADEUS II B LP
By its Manager, Amadeus Capital Partners Limited

By: /s/ H. Hauser
Name: Hermann Hauser
Title: Director

AMADEUS II C LP
By its Manager, Amadeus Capital Partners Limited

By: /s/ H. Hauser
Name: Hermann Hauser
Title: Director

AMADEUS II D GMBH & CO KG
By its Manager, Amadeus Capital Partners Limited

By: /s/ H. Hauser
Name: Hermann Hauser
Title: Director

AMADEUS II AFFILIATES FUND LP
By its Manager, Amadeus Capital Partners Limited

By: /s/ H. Hauser
Name: Hermann Hauser
Title: Director